Cross Border Resources, Inc. 10-K
Exhibit 10.32

AMENDMENT AND WAIVER

BY AND AMONG

INDEPENDENT BANK,

as Lender

AND

RED MOUNTAIN RESOURCES, INC.

CROSS BORDER RESOURCES, INC.

BLACK ROCK CAPITAL, INC.

RMR OPERATING, LLC,

as Borrowers

Effective

SEPTEMBER 12, 2013

AMENDMENT AND WAIVER

This AMENDMENT AND WAIVER (this “Agreement”) is made and entered into effective the 12th day of September, 2013 (the “Effective Date”), by and among INDEPENDENT BANK, a Texas banking association, as lender under the Senior First Lien Secured Credit Agreement (the “Lender”), and RED MOUNTAIN RESOURCES, INC., a Florida corporation (“Red Mountain”), CROSS BORDER RESOURCES, INC., a Nevada corporation, BLACK ROCK CAPITAL, INC., an Arkansas corporation, and RMR OPERATING, LLC, a Texas limited liability company (collectively, the “Borrowers”).

W I T N E S S E T H:

WHEREAS, the Borrowers and the Lender are parties to that certain Senior First Lien Secured Credit Agreement, dated February 5, 2013, among the Borrowers and the Lender (as amended to date, the “Loan Agreement”); and

WHEREAS, the Borrowers have requested that the Lender waive any default or right to exercise any remedy as a result of the Borrowers having failed to be in compliance with the requirements of Section 6.18 of the Loan Agreement, and the Lender has agreed to do so as provided in this Agreement; and

WHEREAS, Red Mountain has changed its fiscal year end from May 31 to June 30; and

WHEREAS, the Borrowers and Lender desire to amend and/or clarify the provisions of the Loan Agreement with respect to the change in fiscal year end; and

WHEREAS, the Lender and Borrowers desire to increase the Borrowing Base to $30.0 million effective immediately;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1    Terms Defined Above.  As used in this Agreement, each of the terms “Agreement,” “Borrowers,” “Lender” and “Loan Agreement” shall have the meaning assigned to such term hereinabove.

1.2    Terms Defined in Agreement.  Each term defined in the Loan Agreement and used herein without definition shall have the meaning assigned to such term in the Loan Agreement, unless expressly provided to the contrary.

1.3    References.  References in this Agreement to Schedule, Exhibit, Article, or Section numbers shall be to Schedules, Exhibits, Articles, or Sections of this Agreement, unless expressly stated to the contrary.  References in this Agreement to “hereby,” “herein,” “hereinafter,” “hereinabove,” “hereinbelow,” “hereof,” “hereunder” and words of similar import shall be to this Agreement in its entirety and not only to the particular Schedule, Exhibit, Article, or Section in which such reference appears.  Specific enumeration herein shall not exclude the general and, in such regard, the terms “includes” and “including” used herein shall mean “includes, without limitation,” or “including, without limitation,” as the case may be, where appropriate.  Except as otherwise indicated, references in this Agreement to statutes, sections, or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending, replacing, succeeding, or supplementing the statute, section, or regulation referred to.  References in this Agreement to “writing” include printing, typing, lithography, facsimile reproduction, and other means of reproducing words in a tangible visible form.  References in this Agreement to amendments and other contractual instruments shall be deemed to include all exhibits and appendices attached thereto and all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement.  References in this Agreement to Persons include their respective successors and permitted assigns.

1.4    Articles and Sections.  This Agreement, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

1.5    Number and Gender.  Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular.  Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.  Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

ARTICLE II

WAIVER

2.1    Agreement.  The Lender waives any Default, Event of Default or right to exercise any remedy as a result of the failure by the Borrowers to be in compliance with the requirements of Section 6.18 of the Agreement with respect to the permitted ratio of consolidated current assets to consolidated current liabilities of Borrowers for the fiscal quarter ended May 31, 2013.

2.2    Limitation on Agreement.  Except for the waiver set forth above in this Article II, nothing contained herein shall otherwise be deemed a consent to any violation of, or a waiver of compliance with, any term, provision or condition set forth in any of the Loan Documents or a consent to or waiver of any other or future violations, breaches, Defaults or Events of Default.

ARTICLE III
CHANGE IN FISCAL YEAR END

3.1           Clarification of Reporting Dates.

(a)           For purposes of Sections 5.06(a) and (c) of the Loan Agreement regarding the delivery of annual financial statements and a proposed annual capital expenditure budget of Red Mountain within a defined period of time after the end of each fiscal year of Red Mountain, the fiscal years of Red Mountain shall be deemed to be (i) the twelve months ended May 31, 2013, (ii) the thirteen months ending June 30, 2014 and (iii) each subsequent twelve month period ending on June 30th, starting June 30, 2015.

(b)           For purposes of Sections 5.06(b), (e) and (q) of the Loan Agreement regarding the delivery of quarterly financial statements of Borrowers, quarterly production reports of Borrowers and quarterly reports on hedging, the quarterly periods of Borrowers shall be deemed to be (i) the three months ended May 31, 2013, (ii) the four months ending September 30, 2013 and (iii) each subsequent three month quarterly period ending after September 30, 2013, starting with the three months ending December 31, 2013.

3.2           Amendments.  The Lender and the Borrowers hereby agree to amend the following provisions of the Loan Agreement:

(a)	Section 5.06(d)(i) of the Loan Agreement is amended and restated in its entirety as follows:

“Engineering Reports, as soon as available but in any event on or before each (A) September 30 of each year (starting September 30, 2014), dated effective as of the immediately preceding July 1 for such year and (B) March 31 of each year, dated effective as of the immediately preceding January 1.  Each Engineering Report delivered on or before each such September 30 (starting September 30, 2014) shall be prepared by an Independent Engineer and each Engineering Report delivered on or before each such March 31 may be prepared by Borrower’s staff engineers.”

(b)	Section 6.18 of the Loan Agreement shall be amended and restated in its entirety as follows:

“Section 6.18 Current Ratio. Borrowers shall not permit the ratio of, as of the last day of each fiscal quarter of Red Mountain beginning with the fiscal quarter ending May 31, 2013 (but excluding the fiscal quarter ending June 30, 2013), Borrowers’ and their consolidated Subsidiaries’ (a) consolidated current assets to (b) consolidated current liabilities, to be less than 1.00 to 1.00. For purposes of this calculation (i) “current assets” shall include, as of the date of calculation, the Unused Commitment Amount of Lender, and (ii) “current liabilities” shall exclude, as of the date of calculation, the current portion of long–term Debt existing under this Agreement.”

(c)	Section 6.19 of the Loan Agreement shall be amended and restated in its entirety as follows:

“Section 6.19 Funded Debt to EBITDAX Ratio. Borrowers shall not permit, as of the last day of each fiscal quarter of Red Mountain commencing with the quarter ending May 31, 2013 (but excluding the fiscal quarter ending June 30, 2013), the ratio of (a) consolidated Funded Debt of the Borrowers and their Subsidiaries, including Debt under this Agreement, as of such day to (b) the consolidated EBITDAX of the Borrowers and their Subsidiaries for the four-fiscal quarter period then ended, to be greater than 3.50 to 1.00; provided, however, for the period from and after the date of this Agreement through March 31, 2014, EBITDAX shall be calculated based upon actual from March 1, 2013, through the current fiscal quarter, annualized.”

(d)	Section 6.20 of the Loan Agreement shall be amended and restated in its entirety as follows:

“Section 6.20 Interest Coverage Ratio. Borrowers shall not permit, as of the end of each fiscal quarter of Red Mountain commencing May 31, 2013 (but excluding the fiscal quarter ending June 30, 2013), the ratio of (a) the consolidated EBITDAX of the Borrowers and their Subsidiaries to (b) the Interest Expense of the Borrowers and their Subsidiaries, in each case for the four-fiscal quarter period then ended, to be less than 3.00 to 1.00; provided, for the period from and after the date of this Agreement through March 31, 2014, EBITDAX and Interest Expense shall be calculated based upon actual from March 1, 2013, through the current fiscal quarter, annualized.”

ARTICLE IV
INCREASE TO BORROWING BASE AND COMMITMENT AMOUNT

4.1    Borrowing Base.  Effective immediately, the Borrowing Base shall be $30.0 million until changed by the Lender in accordance with the terms of the Loan Agreement.

4.2    Commitment Amount.  Effective upon the payment of an additional facility fee equal to one percent (1.0%) of $10.0 million pursuant to Section 2.08(c) of the Loan Agreement, the Commitment shall be increased to $30.0 million, subject to change in accordance with the terms of the Loan Agreement.

ARTICLE V

RATIFICATION AND ACKNOWLEDGMENT

5.1    Ratifications.  The terms and provisions set forth in this Agreement shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and, except as expressly modified and superseded by this Agreement, the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect.  Borrowers agree that the Loan Agreement, as amended hereby, and the other Loan Documents continue to be legal, valid, binding obligations of Borrowers enforceable against Borrowers in accordance with their respective terms.

5.2    Renewal and Extension of Security Interests and Liens.  Borrowers hereby renew and affirm the liens and security interests created and granted in the Loan Documents.  Borrowers agree that this Agreement shall in no manner affect or impair the liens and security interests securing the Obligations, and that such liens and security interests shall not in any manner be waived, the purposes of this Agreement being to modify the Loan Agreement as herein provided, and to carry forward all liens and security interests securing same, which are acknowledged by Borrowers to be valid and subsisting.

ARTICLE VI

CONDITIONS PRECEDENT

6.1    Conditions.  The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Lender:

    (a) Lender shall have received the following documents, each in form and substance satisfactory to Lender:

(i) this Agreement, duly executed by Borrowers; and

(ii) Resolutions of the Board of Directors (or other governing body) of each Borrower certified by the Secretary or an Assistant Secretary (or other custodian of records of each Borrower) which authorize the execution, delivery, and performance by each Borrower of this Agreement and the other Loan Documents to be executed in connection herewith.

    (b) The representations and warranties contained in the Loan Agreement, as amended hereby, and in each other Loan Document shall be true and correct in all material respects as of the date hereof, as if made on the date hereof, except to the extent such representation and warranties relate to an earlier date;

    (c) No Event of Default shall have occurred and be continuing and no Default shall exist, unless such Event of Default or Default has been specifically waived in writing by Lender;

    (d) Lender shall have received, in good and immediately available funds, a fee in the amount of $7,500; and

    (e) All corporate proceedings taken in connection with the transactions contemplated by this Agreement and all documents, instruments and other legal matters incident thereto, shall be satisfactory to Lender and its legal counsel.

ARTICLE VII

MISCELLANEOUS

7.1   Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Agreement.

7.2   Rights of Third Parties.  Except as provided in Section 5.1, all provisions herein are imposed solely and exclusively for the benefit of the parties hereto.

7.3   Counterparts.  This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument and shall be enforceable upon the execution of one or more counterparts hereof by each of the parties hereto.  In this regard, each of the parties hereto acknowledges that a counterpart of this Agreement containing a set of counterpart execution pages reflecting the execution of each party hereto shall be sufficient to reflect the execution of this Agreement by each necessary party hereto and shall constitute one instrument.

7.4   Integration.  This Agreement constitutes the entire agreement among the parties hereto with respect to the subject hereof.  All prior understandings, statements and agreements, whether written or oral, relating to the subject hereof are superseded by this Agreement.

7.5   Invalidity.  In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

7.6   Governing Law.  This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of such laws relating to conflict of laws.

7.7 RELEASE.  BORROWERS ACKNOWLEDGE THAT THEY HAVE NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF THEIR LIABILITY TO REPAY THE OBLIGATIONS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM THE LENDER.  BORROWERS VOLUNTARILY AND KNOWINGLY RELEASE AND FOREVER DISCHARGE THE LENDER, ITS PREDECESSORS, AGENTS, DIRECTORS, OFFICERS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE BORROWERS MAY NOW OR HEREAFTER HAVE AGAINST THE LENDER, ITS PREDECESSORS, AGENTS, DIRECTORS, OFFICERS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY OF THE OBLIGATIONS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

(Signatures appear on following pages)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers effective as of the Effective Date.

LENDER:

INDEPENDENT BANK, a Texas banking corporation

By:	/s/ John Davis
John Davis
Executive Vice President

BORROWER:

RED MOUNTAIN RESOURCES, INC.,
a Florida corporation

By:	/s/ Alan W. Barksdale
Alan W. Barksdale
President & Chief Executive Officer

CROSS BORDER RESOURCES, INC.,
a Nevada corporation

By:	/s/ Kenneth Lamb
Kenneth Lamb
Chief Accounting Officer

BLACK ROCK CAPITAL, INC.,
an Arkansas corporation

By:	/s/Alan W. Barksdale
Alan W. Barksdale
President & Chief Executive Officer

RMR OPERATING, LLC,
a Texas limited liability company

By:	/s/Alan W. Barksdale
Alan W. Barksdale
President

Signature Page to Amendment and Waiver (September 2013)